Filed pursuant to Rule 424(b)(3)
Registration No. 333-232592
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, par value $0.005 per share	12,210,573	$0	$0	$0

(1)
The registrant previously registered the shares of common stock offered by this prospectus supplement for resale under a prospectus supplement dated July 15, 2016 and the accompanying base prospectus filed with a shelf registration statement on Form S-3 (No. 333-212540). The registrant filed that registration statement on July 15, 2016. The prior prospectus supplement covered 20,109,131 shares of common stock, 12,210,573 of which remain unsold. In accordance with Rule 415(a)(6) and/or Rule 457(p) under the Securities Act of 1933, the registrant has not paid an additional fee with respect to these shares of common stock.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 10, 2019
lululemon athletica inc.
12,210,573 Shares of Common Stock
_________________________
The selling stockholders identified in this prospectus supplement are offering up to 12,210,573 shares of our common stock, par value $0.005 per share. Some of these shares of common stock have been issued or are issuable to selling stockholders upon exchange of an equivalent number of the exchangeable shares of Lulu Canadian Holding, Inc. (our indirect wholly-owned subsidiary that we refer to as “Lulu Canada” in this prospectus supplement). We will not receive any proceeds from the sale of shares being sold by the selling stockholders.
We previously registered the shares of common stock offered by this prospectus supplement for resale under a prospectus supplement dated July 15, 2016, and the accompanying base prospectus filed with a shelf registration statement on Form S-3 (No. 333-212540). We filed that registration statement on July 15, 2016. Under current SEC rules, that registration statement can only be used for three years. Accordingly, we have filed a replacement shelf registration statement on Form S-3 (No. 333-232592) to cover unsold securities covered by the prior registration statement. We are filing this prospectus supplement in connection with our filing of the replacement registration statement.
The selling stockholders may sell the shares of common stock from time to time in the open market, on the Nasdaq Global Select Market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described in this prospectus supplement.

Title of each class of registered securities	Common Stock
Trading symbol	LULU	Investing in our securities involves risk. See "Risk Factors" on page 4 of this prospectus supplement.
Name of exchange on which registered	Nasdaq Global Select Market
Mailing address of principal offices	1818 Cornwall Avenue Vancouver, British Columbia Canada V6J 1C7
Telephone number	(604) 732-6124
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
July 10, 2019

About this Prospectus Supplement
This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus supplement, is available to you without charge upon request to lululemon at the address or telephone number indicated on the cover page of this prospectus supplement.
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling shares of our common stock. The second part is the accompanying base prospectus dated July 10, 2019, which contains and incorporates by reference important business and financial information about us and other information about the offering.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in either this prospectus supplement or the base prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the base prospectus form a part, this prospectus supplement, the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The incorporated documents are described under “Incorporation by Reference.”
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, all references to “lululemon,” “we,” “us,” and “our,” refer to lululemon athletica inc., a Delaware corporation, and our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement carefully, including the section titled “Risk Factors,” as well as the information in the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto included in our filings with the Securities and Exchange Commission and incorporated into this prospectus supplement and the base prospectus by reference.
lululemon athletica inc.
We are principally a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel and accessories. We have a vision to be the experiential brand that ignites a community of people through sweat, grow, and connect, which we call “living the sweatlife.” Since our inception, we have fostered a distinctive corporate culture; we promote a set of core values in our business which include taking personal responsibility, nurturing entrepreneurial spirit, acting with honesty and courage, valuing connection, and choosing to have fun. These core values attract passionate and motivated employees who are driven to achieve personal and professional goals, and share our purpose “to elevate the world by unleashing the full potential within every one of us.”
Our healthy lifestyle inspired athletic apparel and accessories are marketed under the lululemon and ivivva brand names. We offer a comprehensive line of apparel and accessories for women, men, and female youth. Our apparel assortment includes items such as pants, shorts, tops, and jackets designed for a healthy lifestyle and athletic activities such as yoga, running, training, and most other sweaty pursuits. We also offer fitness-related accessories, including items such as bags, socks, underwear, yoga mats and equipment, and water bottles.

The Offering

Securities offered by the selling stockholders	12,210,573 shares of our common stock.
Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.
Nasdaq Global Select Market trading symbol	LULU
Background
The selling stockholders have certain registration rights with respect to shares of our common stock, which are provided in a registration rights agreement filed as an exhibit to our annual report on Form 10-K. We are filing this prospectus supplement covering the resale of the shares of common stock offered by the selling stockholders in accordance with those registration rights.
Cautionary Statement Concerning Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus supplement and the accompanying prospectus, including any information incorporated or deemed incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify our forward-looking statements by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “targets,” “projects,” “should,” “will,” or “would,” or the negative of these terms or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements may include, but are not limited to, statements contained in the sections of this prospectus supplement titled “Summary” and “Risk Factors” and statements appearing elsewhere in this prospectus supplement.
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free-writing prospectus.
The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Risk Factors
Our past performance may not be a reliable indicator of future performance because actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed below. In addition, you should not use historical trends to anticipate results or trends in future periods. You should consider carefully the risk factors identified below before making an investment in the common stock. Factors that might cause our actual results to differ materially from the forward looking statements discussed elsewhere in this prospectus supplement, as well as affect our ability to achieve our financial and other goals, include, but are not limited to, those described below.
Our success depends on our ability to maintain the value and reputation of our brand.
Our success depends on the value and reputation of the lululemon brand. The lululemon name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting, and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality product, and guest experience. We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand and reputation could be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, if we fail to deliver innovative and high quality products acceptable to our guests, or if we face or mishandle a product recall. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.
If any of our products are unacceptable to us or our guests, our business could be harmed.
We have occasionally received, and may in the future receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. We have also received, and may in the future receive, products that are otherwise unacceptable to us or our guests. Under these circumstances, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our guests, our guests could lose confidence in our products or we could face a product recall and our results of operations could suffer and our business, reputation, and brand could be harmed.
We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.
The market for technical athletic apparel is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of athletic apparel, including large, diversified apparel companies with substantial market share and established companies expanding their production and marketing of technical athletic apparel, as well as against retailers specifically focused on women's athletic apparel. We also face competition from wholesalers and direct retailers of traditional commodity athletic apparel, such as cotton T-shirts and sweatshirts. Many of our competitors are large apparel and sporting goods companies with strong worldwide brand recognition. Because of the fragmented nature of the industry, we also compete with other apparel sellers, including those specializing in yoga apparel and other activewear. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, store development, marketing, distribution, and other resources than we do.
Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our "grassroots" marketing approach, many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network.
In addition, because we hold limited patents and exclusive intellectual property rights in the technology, fabrics or processes underlying our products, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrication techniques, and styling similar to our products.
Our reliance on suppliers to provide fabrics for and to produce our products could cause problems in our supply chain.
We do not manufacture our products or the raw materials for them and rely instead on suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We work with a group of approximately 65 suppliers to provide the fabrics for our products. In fiscal 2018, approximately 60% of our fabrics were produced by our top five fabric suppliers, and the largest single manufacturer produced approximately 35% of raw materials used. We work with a group of approximately 44 vendors that manufacture our products, five of which produced approximately 60% of our products in fiscal 2018. During fiscal 2018, the largest single manufacturer produced approximately 21% of our product offerings. We have no long-term contracts with any of our suppliers or manufacturing sources for the production and supply of our fabrics and garments, and we compete with other companies for fabrics, raw materials, and production.
We have experienced, and may in the future experience, a significant disruption in the supply of fabrics or raw materials from current sources and we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier or manufacturer, we may be unable to locate additional supplies of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with its quality control, responsiveness and service, financial stability, and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products, and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruption, or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet guest demand for our products and result in lower net revenue and income from operations both in the short and long term.
An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.
Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in North America, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability and cost of consumer credit, levels of unemployment, and tax rates. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.
Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.
Our business is subject to significant pressure on costs and pricing caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products, and changes in consumer demand. These factors may cause us to experience increased costs, reduce our prices to consumers or experience reduced sales in response to increased prices, any of which could cause our operating margin to decline if we are unable to offset these factors with reductions in operating costs and could have a material adverse effect on our financial condition, operating results, and cash flows.
If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative, and updated products, we may not be able to maintain or increase our sales and profitability.
Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new products or novel technologies in a timely manner or our new products or technologies are not accepted by our guests, our competitors may introduce similar products in a more timely fashion, which could hurt our goal to be viewed as a leader in technical athletic apparel innovation. Our new products may not receive consumer acceptance as consumer preferences could shift rapidly to different types of athletic apparel or away from these types of products altogether, and our future success depends in part on our ability to anticipate and respond to these changes. Our failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could result in a decrease in net revenue and excess inventory levels, which could have a material adverse effect on our financial condition.

Our results of operations could be materially harmed if we are unable to accurately forecast guest demand for our products.
To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in guest demand for our products or for products of our competitors, our failure to accurately forecast guest acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast guest demand, we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to guests.
Inventory levels in excess of guest demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margin to suffer and could impair the strength and exclusivity of our brand. Conversely, if we underestimate guest demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and guest relationships.
Our inability to safeguard against security breaches or our failure to comply with data privacy laws could damage our customer relationships and result in significant legal and financial exposure.
As part of our normal operations, we receive confidential, proprietary, and personally identifiable information, including credit card information, and information about our customers, our employees, job applicants, and other third parties. Our business employs systems and websites that allow for the storage and transmission of this information. However, despite our safeguards and security processes and protections, security breaches could expose us to a risk of theft or misuse of this information, and could result in litigation and potential liability. The retail industry, in particular, has been the target of many recent cyber-attacks. We may not have the resources or technical sophistication to be able to anticipate or prevent rapidly evolving types of cyber-attacks. Attacks may be targeted at us, our vendors or customers, or others who have entrusted us with information. In addition, despite taking measures to safeguard our information security and privacy environment from security breaches, our customers and our business could still be exposed to risk. Actual or anticipated attacks may cause us to incur increasing costs including costs to deploy additional personnel and protection technologies, train employees and engage third party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the technology used by us to protect transaction or other data being breached or compromised. Measures we implement to protect against cyber-attacks may also have the potential to impact our customers' shopping experience or decrease activity on our websites by making them more difficult to use. Data and security breaches can also occur as a result of non-technical issues including intentional or inadvertent breach by employees or persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. Any compromise or breach of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, and damage to our brand and reputation or other harm to our business.
Additionally, the European Union has adopted a comprehensive General Data Privacy Regulation (the "GDPR"). The GDPR requires companies to satisfy new requirements regarding the handling of personal and sensitive data, including its use, protection and the ability of persons whose data is stored to correct or delete such data about themselves. Failure to comply with GDPR requirements could result in penalties of up to four percent of worldwide revenue. The GDPR and other similar laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business, including fines, negative publicity, or demands or orders that we modify or cease existing business practices.
Any material disruption of our information technology systems or unexpected network interruption could disrupt our business and reduce our sales.
We are increasingly dependent on information technology systems and third-parties to operate our e-commerce websites, process transactions, respond to guest inquiries, manage inventory, purchase, sell and ship goods on a timely basis, and maintain cost-efficient operations. The failure of our information technology systems to operate properly or effectively, problems with transitioning to upgraded or replacement systems, or difficulty in integrating new systems, could adversely affect our business. In addition, we have e-commerce websites in the United States, Canada, and internationally. Our information technology systems, websites, and operations of third parties on whom we rely, may encounter damage or disruption or slowdown caused by a failure to successfully upgrade systems, system failures, viruses, computer "hackers", natural disasters, or other causes. These could cause information, including data related to guest orders, to be lost or delayed which could, especially if the disruption or slowdown occurred during the holiday season, result in delays in the delivery of products to our stores and guests or lost sales, which could reduce demand for our products and cause our sales to decline. The concentration of our primary offices, two of our distribution centers, and a number of our stores along the west coast of North America could amplify the impact of a natural disaster occurring in that area to our business, including to our information technology systems. In addition, if changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose guests. We have limited back-up systems and redundancies, and our information technology systems and websites have experienced system failures and electrical outages in the past which have disrupted our operations. Any significant disruption in our information technology systems or websites could harm our reputation and credibility, and could have a material adverse effect on our business, financial condition, and results of operations.
If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results, as well as our ability to grow our e-commerce business globally, could be materially adversely affected.
Many of our customers shop with us through our e-commerce websites and mobile apps. Increasingly, customers are using tablets and smart phones to shop online with us and with our competitors and to do comparison shopping. We are increasingly using social media and proprietary mobile apps to interact with our customers and as a means to enhance their shopping experience. Any failure on our part to provide attractive, effective, reliable, user-friendly e-commerce platforms that offer a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of e-commerce and other sales, harm our reputation with customers, have a material adverse impact on the growth of our e-commerce business globally and could have a material adverse impact on our business and results of operations.
Changes in consumer shopping preferences and shifts in distribution channels could materially impact our results of operations.
We sell our products through a variety of trade channels, with a significant portion through traditional brick-and-mortar retail channels. As strong e-commerce channels emerge and develop, we are evolving towards an omni-channel approach to support the shopping behavior of our guests. This involves country and region specific websites, social media, product notification emails, mobile apps, including mobile apps on in-store devices that allow demand to be fulfilled via our distribution centers, and online order fulfillment through stores. The diversion of sales from our company-operated stores could adversely impact our return on investment and could lead to store closures and impairment charges. We could have difficulty in recreating the in-store experience through direct channels. We could also be exposed to liability for online content. Our failure to successfully integrate our digital and physical channels and respond to these risks might adversely impact our business and results of operations, as well as damage our reputation and brands.
The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.
The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include silver and natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries, and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials, including petroleum or the prices we pay for silver and our cotton yarn and cotton-based textiles, could have a material adverse effect on our cost of goods sold, results of operations, financial condition, and cash flows.
Our limited operating experience and limited brand recognition in new international markets may limit our expansion and cause our business and growth to suffer.
Our future growth depends in part on our expansion efforts outside of North America. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. In connection with our expansion efforts we may encounter obstacles we did not face in North America, including cultural and linguistic differences, differences in regulatory environments, labor practices and market practices, difficulties in keeping abreast of market, business and technical developments, and foreign guests' tastes and preferences. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our technical athletic apparel by guests in these new international markets. Our failure to develop our business in new international markets or disappointing growth outside of existing markets could harm our business and results of operations.
If we encounter problems with our distribution system, our ability to deliver our products to the market and to meet guest expectations could be harmed.
We rely on our distribution facilities for substantially all of our product distribution. Our distribution facilities include computer controlled and automated equipment, which means their operations may be subject to a number of risks related to security or computer viruses, the proper operation of software and hardware, electronic or power interruptions, or other system failures. In addition, our operations could also be interrupted by labor difficulties, extreme or severe weather conditions or by floods, fires, or other natural disasters near our distribution centers. If we encounter problems with our distribution system, our ability to meet guest expectations, manage inventory, complete sales, and achieve objectives for operating efficiencies could be harmed.

Our fabrics and manufacturing technology generally are not patented and can be imitated by our competitors.
The intellectual property rights in the technology, fabrics, and processes used to manufacture our products generally are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we do not generally own patents or hold exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing, and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.
Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.
We currently rely on a combination of copyright, trademark, trade dress, and unfair competition laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our intellectual property rights. The steps we take to protect our intellectual property rights may not be adequate to prevent infringement of these rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States or Canada, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished, and our competitive position may suffer.
Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.
The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty, or tariff levels. The results of any audits or related disputes regarding these restrictions or regulations could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. Countries impose, modify, and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, could increase the cost or reduce the supply of products available to us, could increase shipping times, or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition, and results of operations.
We are dependent on international trade agreements and regulations. If the United States were to withdraw from or materially modify certain international trade agreements, our business could be adversely affected. There are also uncertainties related to the implementation of the United Kingdom's referendum to withdraw membership from the European Union (referred to as "Brexit").
Changes in tax laws or unanticipated tax liabilities could adversely affect our effective income tax rate and profitability.
We are subject to the income tax laws of the United States, Canada, and several other international jurisdictions. Our effective income tax rates could be unfavorably impacted by a number of factors, including changes in the mix of earnings amongst countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, new tax interpretations and guidance, the outcome of income tax audits in various jurisdictions around the world, and any repatriation of unremitted earnings for which we have not previously accrued applicable U.S. income taxes and foreign withholding taxes.
We and our subsidiaries engage in a number of intercompany transactions across multiple tax jurisdictions. Although we believe that these transactions reflect the accurate economic allocation of profit and that proper transfer pricing documentation is in place, the profit allocation and transfer pricing terms and conditions may be scrutinized by local tax authorities during an audit and any resulting changes may impact our mix of earnings in countries with differing statutory tax rates.
Current economic and political conditions make tax rules in any jurisdiction, including the United States and Canada, subject to significant change. Changes in applicable U.S., Canadian, or other foreign tax laws and regulations, or their interpretation and application, including the possibility of retroactive effect, could affect our income tax expense and profitability, as they did in fiscal 2017 and fiscal 2018 upon passage of the U.S. Tax Cuts and Jobs Act.
If we continue to grow at a rapid pace, we may not be able to effectively manage our growth and the increased complexity of our business and as a result our brand image and financial performance may suffer.
We have expanded our operations rapidly since our inception in 1998 and our net revenue has increased from $40.7 million in fiscal 2004 to $3.3 billion in fiscal 2018. If our operations continue to grow at a rapid pace, we may experience difficulties in obtaining sufficient raw materials and manufacturing capacity to produce our products, as well as delays in production and shipments, as our products are subject to risks associated with overseas sourcing and manufacturing. We could be required to continue to expand our sales and marketing, product development and distribution functions, to upgrade our management information systems and other processes and technology, and to obtain more space for our expanding workforce. This expansion could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training, and managing an increasing number of employees. These difficulties could result in the erosion of our brand image which could have a material adverse effect on our financial condition.
We are subject to risks associated with leasing retail and distribution space subject to long-term and non-cancelable leases.
We lease the majority of our stores under operating leases and our inability to secure appropriate real estate or lease terms could impact our ability to grow. Our leases generally have initial terms of between five and ten years, and generally can be extended in five-year increments if at all. We generally cannot cancel these leases at our option. If an existing or new store is not profitable, and we decide to close it, as we have done in the past and may do in the future, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. Similarly, we may be committed to perform our obligations under the applicable leases even if current locations of our stores become unattractive as demographic patterns change. In addition, as each of our leases expire, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could require us to close stores in desirable locations.
We also lease the majority of our distribution centers and our inability to secure appropriate real estate or lease terms could impact our ability to deliver our products to the market.
Increasing labor costs and other factors associated with the production of our products in South and South East Asia could increase the costs to produce our products.
A significant portion of our products are produced in South and South East Asia and increases in the costs of labor and other costs of doing business in the countries in this area could significantly increase our costs to produce our products and could have a negative impact on our operations, net revenue, and earnings. Factors that could negatively affect our business include a potential significant revaluation of the currencies used in these countries, which may result in an increase in the cost of producing products, labor shortage and increases in labor costs, and difficulties in moving products manufactured out of the countries in which they are manufactured and through the ports on the western coast of North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics. A labor strike or other transportation disruption affecting these ports could significantly disrupt our business. Also, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of "normal trade relations" status with any country in which our products are manufactured, could significantly increase our cost of products imported into North America and/or Australia and harm our business.
The operations of many of our suppliers are subject to additional risks that are beyond our control and that could harm our business, financial condition, and results of operations.
Almost all of our suppliers are located outside of North America. During fiscal 2018, approximately 58% of our products were manufactured in South East Asia, approximately 21% in South Asia, approximately 12% in China, approximately 8% in the Americas, and the remainder in other regions.
As a result of our international suppliers, we are subject to risks associated with doing business abroad, including:

•	political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;

•
the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, taxes and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds;

•	reduced protection for intellectual property rights, including trademark protection, in some countries, particularly China;

•	disruptions or delays in shipments; and

•	changes in local economic conditions in countries where our manufacturers, suppliers, or guests are located.
These and other factors beyond our control could interrupt our suppliers' production in offshore facilities, influence the ability of our suppliers to export our products cost-effectively or at all and inhibit our suppliers' ability to procure certain materials, any of which could harm our business, financial condition, and results of operations.

We may not be able to successfully open new store locations in a timely manner, if at all, which could harm our results of operations.
Our growth will largely depend on our ability to successfully open and operate new stores, which depends on many factors, including, among others, our ability to:

•	identify suitable store locations, the availability of which is outside of our control;

•	negotiate acceptable lease terms, including desired tenant improvement allowances;

•	hire, train and retain store personnel and field management;

•	immerse new store personnel and field management into our corporate culture;

•	source sufficient inventory levels; and

•	successfully integrate new stores into our existing operations and information technology systems.
Successful new store openings may also be affected by our ability to initiate our grassroots marketing efforts in advance of opening our first store in a new market. We typically rely on our grassroots marketing efforts to build awareness of our brand and demand for our products. Our grassroots marketing efforts are often lengthy and must be tailored to each new market based on our emerging understanding of the market. We may not be able to successfully implement our grassroots marketing efforts in a particular market in a timely manner, if at all. Additionally, we may be unsuccessful in identifying new markets where our technical athletic apparel and other products and brand image will be accepted, or the performance of our stores will be considered successful.
Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.
The labeling, distribution, importation, marketing, and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, Consumer Product Safety Commission and state attorneys general in the United States, the Competition Bureau and Health Canada in Canada, as well as by various other federal, state, provincial, local, and international regulatory authorities in the countries in which our products are distributed or sold. If we fail to comply with any of these regulations, we could become subject to enforcement actions or the imposition of significant penalties or claims, which could harm our results of operations or our ability to conduct our business. In addition, any audits and inspections by governmental agencies related to these matters could result in significant settlement amounts, damages, fines, or other penalties, divert financial and management resources, and result in significant legal fees. An unfavorable outcome of any particular proceeding could have an adverse impact on our business, financial condition, and results of operations. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant compliance costs or discontinuation of product sales and could impair the marketing of our products, resulting in significant loss of net revenue.
Our international operations are also subject to compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other U.S. and foreign laws and regulations applicable to us. Although we have implemented procedures designed to ensure compliance with the FCPA and similar laws, some of our employees, agents, or other channel partners, as well as those companies to which we outsource certain of our business operations, could take actions in violation of our policies. Any such violation could have a material and adverse effect on our business.
Our future success is substantially dependent on the service of our senior management and other key employees.
In the last few years, we have had changes to our senior management team including new hires, departures, and role and responsibility changes. The performance of our senior management team and other key employees may not meet our needs and expectations. Also, the loss of services of any of these key employees, or any negative public perception with respect to these individuals, may be disruptive to, or cause uncertainty in, our business and could have a negative impact on our ability to manage and grow our business effectively. Such disruption could have a material adverse impact on our financial performance, financial condition, and the market price of our stock.
We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of members of our senior management team.
Our business is affected by seasonality.
Our business is affected by the general seasonal trends common to the retail apparel industry. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.
Because a significant portion of our net revenue and expenses are generated in countries other than the United States, fluctuations in foreign currency exchange rates have affected our results of operations and may continue to do so in the future.
The functional currency of our foreign subsidiaries is generally the applicable local currency. Our consolidated financial statements are presented in U.S. dollars. Therefore, the net revenue, expenses, assets, and liabilities of our foreign subsidiaries are translated from their functional currencies into U.S. dollars. Fluctuations in the value of the U.S. dollar affect the reported amounts of net revenue, expenses, assets, and liabilities. Foreign exchange differences which arise on translation of our foreign subsidiaries' balance sheets into U.S. dollars are recorded as a foreign currency translation adjustment in accumulated other comprehensive income or loss within stockholders' equity.
We also have exposure to changes in foreign exchange rates associated with transactions which are undertaken by our subsidiaries in currencies other than their functional currency. Such transactions include intercompany transactions and inventory purchases denominated in currencies other than the functional currency of the purchasing entity. As a result, we have been impacted by changes in exchange rates and may be impacted for the foreseeable future. The potential impact of currency fluctuation increases as our international expansion increases.
We have, and may continue to, enter into forward currency contracts, or other derivative instruments, in an effort to mitigate the foreign exchange risks which we are exposed to. This may include entering into forward currency contracts to hedge against the foreign exchange gains and losses which arise on translation of our foreign subsidiaries' balance sheets into U.S. dollars, or entering into forward currency contracts in an effort to reduce our exposure to foreign exchange revaluation gains and losses that arise on monetary assets and liabilities held by our subsidiaries in a currency other than their functional currency.
Although we use financial instruments to hedge certain foreign currency risks, these measures may not succeed in fully offsetting the negative impact of foreign currency rate movements.
We are exposed to credit-related losses in the event of nonperformance by the counterparties to the forward currency contracts.
Our trademarks and other proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.
Our success depends in large part on our brand image. We believe that our trademarks and other proprietary rights have significant value and are important to identifying and differentiating our products from those of our competitors and creating and sustaining demand for our products. We have applied for and obtained some United States, Canada, and foreign trademark registrations, and will continue to evaluate the registration of additional trademarks as appropriate. However, some or all of these pending trademark applications may not be approved by the applicable governmental authorities. Moreover, even if the applications are approved, third parties may seek to oppose or otherwise challenge these registrations. Additionally, we may face obstacles as we expand our product line and the geographic scope of our sales and marketing. Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties, or cease using those rights altogether. Any of these events could harm our business and cause our results of operations, liquidity, and financial condition to suffer.
We are subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.
From time to time, we are involved in litigation and other proceedings, including matters related to product liability claims, stockholder class action and derivative claims, commercial disputes and intellectual property, as well as trade, regulatory, employment, and other claims related to our business. Any of these proceedings could result in significant settlement amounts, damages, fines, or other penalties, divert financial and management resources, and result in significant legal fees. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition, and results of operations. In addition, any proceeding could negatively impact our reputation among our guests and our brand image.
Our business could be negatively affected as a result of actions of activist stockholders or others.
We may be subject to actions or proposals from stockholders or others that may not align with our business strategies or the interests of our other stockholders. Responding to such actions can be costly and time-consuming, disrupt our business and operations, and divert the attention of our board of directors, management, and employees from the pursuit of our business strategies. Such activities could interfere with our ability to execute our strategic plan. Activist stockholders or others may create perceived uncertainties as to the future direction of our business or strategy which may be exploited by our competitors and may make it more difficult to attract and retain qualified personnel and potential guests, and may affect our relationships with current guests, vendors, investors, and other third parties. In addition, a proxy contest for the election of directors at our annual meeting would require us to incur significant legal fees and proxy solicitation expenses and require significant time and attention by management and our board of directors. The perceived uncertainties as to our future direction also could affect the market price and volatility of our securities.
Anti-takeover provisions of Delaware law and our certificate of incorporation and bylaws could delay and discourage takeover attempts that stockholders may consider to be favorable.
Certain provisions of our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult or impossible for a third-party to acquire control of us or effect a change in our board of directors and management. These provisions include:

•	the classification of our board of directors into three classes, with one class elected each year;

•	prohibiting cumulative voting in the election of directors;

•	the ability of our board of directors to issue preferred stock without stockholder approval;

•	the ability to remove a director only for cause and only with the vote of the holders of at least 66 2/3% of our voting stock;

•
a special meeting of stockholders may only be called by our chairman or Chief Executive Officer, or upon a resolution adopted by an affirmative vote of a majority of the board of directors, and not by our stockholders;

•	prohibiting stockholder action by written consent; and

•
our stockholders must comply with advance notice procedures in order to nominate candidates for election to our board of directors or to place stockholder proposals on the agenda for consideration at any meeting of our stockholders.

In addition, we are governed by Section 203 of the Delaware General Corporation Law which, subject to some specified exceptions, prohibits "business combinations" between a Delaware corporation and an "interested stockholder," which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock, for a three-year period following the date that the stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring, or preventing a change in control that our stockholders might consider to be in their best interests.

Use of Proceeds
The selling stockholders are offering all shares of common stock under this prospectus supplement. We will not receive any of the proceeds from the sale of those shares.
Selling Stockholders
The selling stockholders listed in the table below are offering up to 12,210,573 shares of common stock for resale by this prospectus supplement. We prepared the table based on information the selling stockholders provided to us.

	Beneficial Ownership Prior to Offering (2)		Number of Shares Offered Hereby	Beneficial Ownership After Offering (3)
Name of Selling Stockholder (1)	Number	Percentage		Number	Percentage
Anamered Investments Inc. (4)	7,020,116	5.39%	7,020,116	0	0.00%
LIPO Investments (USA), Inc. (5)	4,825,861	3.70%	4,825,861	0	0.00%
Shannon E. Wilson (6)	268,984	0.21%	268,984	0	0.00%
Five Boys Investments ULC (7)	91,760	0.07%	91,760	0	0.00%
Dennis J. Wilson (8)	12,210,573	9.37%	12,210,573	0	0.00%
__________

(1)
Except with respect to the shares of common stock disclosed as directly held by Mr. Wilson, we believe Mr. Wilson and the applicable selling stockholders have joint voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
We determined beneficial ownership in accordance with the rules of the SEC. We calculated the number of shares and ownership percentages as of June 7, 2019, based on 130,275,563 outstanding shares of common stock. This number includes 7,380,860 shares of common stock issuable upon exchange of outstanding exchangeable shares of Lulu Canada. This table does not necessarily indicate beneficial ownership for any other purpose.

(3)
For purposes of this table, we assume the selling stockholders will sell all their shares of common stock covered by this prospectus supplement. However, we do not know how many of the shares covered by this prospectus supplement the selling stockholders will sell, transfer or otherwise dispose of, nor how many shares any selling stockholder will beneficially own upon the termination of any particular offering.

(4)
Consists of shares of common stock issuable upon exchange of outstanding exchangeable shares of Lulu Canada. Anamered Investments Inc. is an entity wholly-owned by Dennis J. Wilson and he exercises sole voting and investment power with respect to all shares of our common stock beneficially owned by that entity.

(5)
LIPO Investments (USA), Inc. is an entity controlled by Dennis J. Wilson and he exercises sole voting and investment power with respect to all shares of our common stock beneficially owned by that entity.

(6)	Consists of shares of common stock issuable upon exchange of outstanding exchangeable shares of Lulu Canada. Shannon E. Wilson is the spouse of Dennis J. Wilson.

(7)
Consists of shares of common stock issuable upon exchange of outstanding exchangeable shares of Lulu Canada. Five Boys Investments ULC is an entity controlled by Dennis J. Wilson and he exercises sole voting and investment power with respect to all shares of our common stock beneficially owned by that entity.

(8)
Shares disclosed as beneficially owned by Mr. Wilson include (i) 3,852 shares of common stock held by Mr. Wilson; (ii) 7,020,116 shares of common stock issuable upon exchange of exchangeable shares of Lulu Canada held by Anamered Investments Inc.; (iii) 4,825,861 shares of common stock held by LIPO Investments (USA), Inc.; (iv) 268,984 shares of common stock issuable upon exchange of exchangeable shares of Lulu Canada held by Shannon E. Wilson; and (v) 91,760 shares of common stock issuable upon exchange of exchangeable shares of Lulu Canada held by Five Boys Investments ULC.

Plan of Distribution
The selling stockholders may, from time to time, sell any or all of the shares of common stock covered by this prospectus supplement.
They may sell these shares on one or more exchanges or markets, in private negotiated transactions, or otherwise. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.
The selling stockholders may sell the shares of common stock through any one or more of the following:

•	sales on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders have informed us that they do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
Any selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by such selling stockholder, and, if such selling stockholder defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus supplement after we have filed an amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and may sell the shares of common stock from time to time under this prospectus supplement after we have filed an amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock covered by this prospectus supplement. If any selling stockholder notifies us that it has entered into such an agreement or understanding, we may be required to file a prospectus supplement under applicable SEC rules.
We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including under the Securities Act. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including under the Securities Act, that may arise from written information furnished to us by the selling stockholders expressly for use in this prospectus supplement.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Legal Matters
The validity of the shares of common stock the selling stockholders are offering by this prospectus supplement has been passed upon for us by DLA Piper LLP (US), Seattle, Washington.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the annual report on Form 10-K for the fiscal year ended February 3, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that aid firm as experts in auditing and accounting.

Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended February 3, 2019, which we filed with the SEC on March 27, 2019;

•	our quarterly report on Form 10-Q for the quarter ended May 5, 2019, which we filed with the SEC on June 12, 2019;

•	our current reports on Form 8-K that we filed with the SEC on March 27, 2019; April 2, 2019; April 24, 2019; June 11, 2019; and June 12, 2019; and

•	the description of our common stock contained in our registration statement on Form 8-A that we filed with the SEC on July 19, 2007, including any amendment or report updating that description.
We are not incorporating by reference any documents or information we “furnish” but do not “file” under SEC rules.
You may obtain copies of documents we have incorporated by reference into this prospectus supplement at no cost by writing us at the address on the cover page of this prospectus supplement or telephoning us at the number on the cover page of this prospectus supplement.

Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement, along with the accompanying prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access our SEC filings over the Internet at the SEC’s website at www.sec.gov. We also provide information about us and access to our SEC filings through the investor relations portion of our website at www.lululemon.com. The information on our website is not part of this prospectus supplement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer the securities covered by this prospectus on one or more occasions. In addition, selling security holders may offer securities covered by this prospectus.
We will provide specific terms of any offering in supplements to this prospectus. We or a selling security holder may offer securities separately or together in any combination and as separate series. We may offer securities directly to purchasers or through underwriters, dealers or agents. You should read this prospectus and any supplement to this prospectus carefully before you invest.

Title of each class of registered securities	Common Stock
Trading symbol	LULU	Investing in our securities involves risk. See "Risk Factors" on page 3 of this prospectus.
Name of exchange on which registered	Nasdaq Global Select Market
Mailing address of principal offices	1818 Cornwall Avenue Vancouver, British Columbia Canada V6J 1C7
Telephone number	(604) 732-6124
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 10, 2019

About this Prospectus
This prospectus is part of an automatically effective registration statement that we have filed with the SEC using a “shelf” registration process. Under this process, we may offer securities on one or more occasions and in one or more offerings. In addition, persons who hold our securities may also offer securities on one or more occasions and in one or more offerings.
This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or selling security holders offer securities, we will file with the SEC a supplement to this prospectus that contains more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement, you should rely on the information in that prospectus supplement. No one may use this prospectus to sell any securities unless it is accompanied by a prospectus supplement.
You should read both this prospectus and any prospectus supplement together with the additional information that is incorporated into in this prospectus. This prospectus contains summaries of information about our business and securities. For further information, you should refer to the registration statement on Form S-3 and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.
You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to give you different information. If you are given other information, you should not rely on that information. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates.
Neither we nor any selling security holder is making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, we use the terms “lululemon” “we,” “us,” “our” and similar terms to refer to lululemon athletica inc. and its consolidated subsidiaries.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access our SEC filings over the Internet at the SEC’s website at www.sec.gov. We also provide information about us and access to our SEC filings through the investor relations portion of our website at www.lululemon.com. The information on our website is not part of this prospectus or any prospectus supplement.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and any prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended February 3, 2019, which we filed with the SEC on March 27, 2019;

•	our quarterly report on Form 10-Q for the quarter ended May 5, 2019, which we filed with the SEC on June 12, 2019;

•	our current reports on Form 8-K that we filed with the SEC on March 27, 2019; April 2, 2019; April 24, 2019; June 11, 2019; and June 12, 2019; and

•	the description of our common stock contained in our registration statement on Form 8-A that we filed with the SEC on July 19, 2007, including any amendment or report updating that description.
We are not incorporating by reference any documents or information we “furnish” but do not “file” under SEC rules.
You may obtain copies of documents we have incorporated by reference into this prospectus and any prospectus supplement at no cost by writing us at the address on the cover page of this prospectus or telephoning us at the number on the cover page of this prospectus.

Forward-Looking Statements
This prospectus, any prospectus supplement and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements often address our future business and financial performance and financial condition. You can identify our forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “target,” “project,” “should,” “will” or “would.”
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in or incorporated by reference in this prospectus and any prospectus supplement.
Our forward-looking statements are not guarantees of future performance, and we caution you not to rely on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Our actual results, levels of activity, performance or achievements may turn out to be materially different from the information we express or imply by these forward-looking statements. Our forward-looking statements relate only to events as of the date on which the statements are made, and we do not undertake to update our forward-looking statements.
lululemon athletica inc.
We are principally a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel and accessories. We have a vision to be the experiential brand that ignites a community of people through sweat, grow, and connect, which we call “living the sweatlife.” Since our inception, we have fostered a distinctive corporate culture; we promote a set of core values in our business which include taking personal responsibility, nurturing entrepreneurial spirit, acting with honesty and courage, valuing connection, and choosing to have fun. These core values attract passionate and motivated employees who are driven to achieve personal and professional goals, and share our purpose “to elevate the world by unleashing the full potential within every one of us.”
Our healthy lifestyle inspired athletic apparel and accessories are marketed under the lululemon and ivivva brand names. We offer a comprehensive line of apparel and accessories for women, men, and female youth. Our apparel assortment includes items such as pants, shorts, tops, and jackets designed for a healthy lifestyle and athletic activities such as yoga, running, training, and most other sweaty pursuits. We also offer fitness-related accessories, including items such as bags, socks, underwear, yoga mats and equipment, and water bottles.
Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10‑Q. We are incorporating those risk factors by reference in this prospectus and any prospectus supplement. You should also consider the risks we describe in other documents we file with the SEC after the date of this prospectus and which we incorporate by reference in this prospectus or any prospectus supplement. The risks and uncertainties we described in those documents are not the only ones facing our company. Additional risks and uncertainties of which we are presently unaware or that we currently consider immaterial may also affect our business operations.

Use of Proceeds
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. We may temporarily invest net proceeds prior to using them.
Unless we specify otherwise in a prospectus supplement, we will not receive any cash proceeds from the sale of securities by a selling security holder.
General Description of Securities
We may offer and sell, on one or more occasions, the following securities:

•	Common stock;

•	Preferred stock;

•	Debt securities;

•	Warrants to purchase any of the other securities that may be sold under this prospectus; and

•	Units comprised of one or more of the other securities described in this prospectus in any combination.
We will determine the terms of any securities we offer by this prospectus at the time of sale. When we offer particular securities, we will describe the terms of the offering and the sale of the offered securities in a supplement to this prospectus that we file with the SEC.
In the discussion that follows, we have summarized the material provisions of our capital stock and the other securities we my offer under this prospectus. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws.
Description of Capital Stock
Common Stock
We are currently authorized to issue up to 400,000,000 shares of common stock, par value $0.005 per share. As of June 7, 2019, we had approximately 122,894,703 shares of our common stock outstanding.
Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any holders of another class of shares, holders of our common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of funds legally available therefor, as well as any distributions to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any class of our shares that has a liquidation preference over our common stock.
Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Special Voting Stock
In connection with our reorganization in July 2007, Lulu Canada (our wholly-owned subsidiary) issued exchangeable shares to certain of our Canadian equity holders in July 2007 and we issued shares of special voting stock to those same holders. We intended the combination of special voting stock and exchangeable shares to be the economic equivalent to shares of our common stock.
We are currently authorized to issue up to 60,000,000 shares of special voting stock, par value $0.000005 per share. As of June 7, 2019, we had 7,380,860 shares of special voting stock outstanding.
Holders of shares of special voting stock are able to vote in person or by proxy on any matters put before holders of our common stock at any meeting of stockholders. Each share of special voting stock carries one vote.
Holders of special voting stock do not receive dividends or distributions from us or receive any consideration in the event of our liquidation, dissolution or winding-up. However, if we declare a dividend on our common stock, the holders of exchangeable shares will receive from Lulu Canada the same dividend, or an economically equivalent dividend, on their exchangeable shares.
Holders of exchangeable shares may require Lulu Canada to redeem each of its exchangeable shares in exchange for one share of our common stock plus a cash payment equal to any accrued and unpaid dividends on the exchangeable shares. When exchangeable shares are exchanged into shares of our common stock, a corresponding number of shares of special voting stock will be cancelled without consideration.
The terms of the exchangeable shares are described more fully in an exchange trust agreement and an exchangeable share support agreement, both of which are included as exhibits to our annual report on Form 10-K and incorporated by reference in this prospectus and any prospectus supplement.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series.
We are currently authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 7, 2019, we do not have any shares of preferred stock outstanding.
The rights, preferences and privileges of the preferred stock may be greater than the rights of our common stock. We cannot state the actual effect of our issuance of shares of preferred stock upon the rights of holders of common stock until our board of directors determines the specific rights of the holders of that preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in our control without further action by the stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation or Bylaws
Certain provisions of our certificate of incorporation and bylaws may make it difficult for a third-party to acquire control of us or effect a change in our board of directors and management. These include provisions that do the following:

•	classify of our board of directors into three classes, with one class elected each year;

•	prohibit cumulative voting in the election of directors;

•	permit our board of directors to issue preferred stock without stockholder approval;

•	permit the removal of a director only for cause and only with the vote of the holders of at least 66 2/3% of our voting stock;

•	prohibit a special meeting of stockholders to be called by our stockholders;

•	prohibit stockholder action by written consent; and

•
require stockholders to comply with advance notice procedures in order to nominate candidates for election to our board of directors or to place proposals on the agenda for consideration at any meeting of stockholders.

Description of Debt Securities
The following description of the debt securities we may issue describes certain general terms and provisions of any debt securities we may offer. We will describe the particular terms of any debt securities we offer in a prospectus supplement applicable to those debt securities.
General Information
We may enter into indenture agreements with respect to any debt securities we may offer. We may enter into separate indentures, with different trustees, for our debt securities. We will describe the material terms of any indenture governing a series of debt securities in the prospectus supplement applicable to those debt securities. The indentures will be qualified under the Trust Indenture Act of 1939.
Certain of our subsidiaries may guarantee debt securities we offer, or we may guarantee debt securities issued by our subsidiaries. We will describe any guarantees in the prospectus supplement or other offering material relating to the applicable debt securities.

Additional Information

We will describe in any applicable prospectus supplement the material terms relating to a series of debt securities, which may include the following:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, under any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	the United States federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes; and

•	any other material terms, preferences, rights or limitations of, or restrictions on, the debt securities.
Conversion or Exchange of Debt Securities

We will describe in any prospectus supplement applicable to debt securities the terms on which the debt securities may be converted or exchanged into our common stock, preferred stock or other securities or property. These terms will include whether the conversion or exchange is mandatory and whether it is at our option or is at the option of the holder. We will also describe in that prospectus supplement how the number of shares of common stock, preferred shares or other securities or property to be received would be calculated.

Description of Warrants
The following description of the warrants we may issue describes certain general terms and provisions of any warrants we may offer. We will describe the particular terms of any warrants we offer in a prospectus supplement applicable to those warrants.
General Information
We may offer warrants to purchase common stock, preferred stock, debt securities or other securities of lululemon or any other entity or any combination of the foregoing. We may offer warrants independently or together with other securities. We may offer warrants with other securities attached to or separate from the other securities. We may enter into warrant agreements with a bank, trust company or other financial institution, as warrant agent, relating to the particular issuance of warrants. We will describe the particular terms of any warrants and the related warrant agreement, as well as the identity of the warrant agent, in a prospectus supplement applicable to the warrants.
Additional Information
We will describe in any applicable prospectus supplement the material terms relating to warrants we offer, which may include the following:

•	the title and aggregate number of the applicable warrants;

•
the designation, number (or amount) and terms of shares of common stock, preferred stock or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•
the exercise price, or the manner of determining the price, at which the common shares, preferred shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events; and

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable.
No Rights as Stockholders
Holders of warrants will not be entitled, by virtue of holding those warrants, to vote, consent or receive notice as stockholder in respect of any meeting of stockholders for the election of our directors or any other matter, or to exercise any other rights whatsoever as stockholders, or to receive any dividends or distributions, if any, on our shares.
Description of Units
The following description of the units we may issue describes certain general terms and provisions of any units we may offer. We will describe the particular terms of units we offer in a prospectus supplement applicable to those units.
General Information
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. In this way, each unit holder will have the rights and obligations of a holder of each included security. We may enter into a unit agreement in connection with any units.
Additional Information
We will describe in any applicable prospectus supplement the material terms relating to units we offer, which may include the following:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the material terms of any unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the United States federal income tax considerations applicable to the units; and

•	whether the units will be issued in fully registered global form.
Selling Security Holders
We may register securities covered by this prospectus for re-offers and resales by selling security holders. We may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as described in the applicable prospectus supplement.
Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay expenses we incur with respect to the registration of the securities owned by selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

Plan of Distribution
We may offer our securities, and any selling security holder may offer securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

•	We will describe in a prospectus supplement the material terms of the offering of the securities, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we believe to be material.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than through this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. We will provide the name of any agent in the offer or sale of the securities for which this prospectus is delivered in a prospectus supplement, and will also describe any commissions payable by us to that agent. Unless we indicate otherwise in the applicable prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to that broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell under this prospectus, as supplemented or amended to reflect the transaction. We or any selling security holder may also from time to time pledge our securities in accordance with the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell those pledged securities from time to time under this prospectus, as supplemented or amended to reflect that transaction.
At any time a particular offer of the securities covered by this prospectus is made, we will deliver or have delivered a revised prospectus or prospectus supplement, if required, which will describe the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. We will file that prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, we may only sell the securities under this prospectus through registered or licensed broker-dealers. In addition, in some states we may not sell the securities unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, that underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be described in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grant any such option, the material terms of that option will be described in the revised prospectus or applicable prospectus supplement.
We or a selling security holder may indemnify any underwriters, agents, brokers or dealers against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Legal Matters
DLA Piper LLP (US), Seattle, Washington, our outside counsel, will issue an opinion about the legality of any securities we may offer through this prospectus, unless otherwise indicated in the applicable prospectus supplement. If we or a selling security holder are offering the securities in an underwritten offering, the counsel identified in the related prospectus supplement will pass on certain legal matters for the underwriters.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the annual report on Form 10-K for the fiscal year ended February 3, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

lululemon athletica inc.

July 10, 2019